Exhibit 10.3
INVESTMENT AGREEMENT
     This INVESTMENT AGREEMENT (this “Agreement”) dated as of June 7, 2008, is by and among Guaranty Financial Group Inc., a Delaware corporation (the “Company”), and [                    ], a [                    ] (the “Investor”).
RECITALS
     WHEREAS, the Company intends to sell to the Investor, and the Investor intends to purchase from the Company, shares of a series of convertible perpetual cumulative preferred stock (the “Convertible Preferred Stock”), to be evidenced by share certificates incorporating the terms and attributes set forth in Exhibit A (the “Certificate of Designations”), all on the terms and subject to the conditions set forth herein.
     WHEREAS, the Company intends to sell to the investors set forth on Schedule 1 (collectively with the Investor, the “Holders”), and each such investor intends to purchase from the Company, shares of Convertible Preferred Stock for the applicable purchase price set forth on Schedule 1. Such purchases and sales will be on the same terms and conditions as set forth herein pursuant to investment agreements in the same form as this Agreement, with any changes thereto as disclosed to the Investor prior to the date hereof, entered into by the Company and such investors on or prior to the date hereof (collectively, the “Investment Agreements”).
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:
AGREEMENT
     Section 1. Definitions. The following terms used herein will have the meanings set forth below or in the section cross-referenced below, as applicable:
     “Additional Securities” has the meaning set forth in Section 10(a).
     “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act; provided, that when used with respect to the Investor, the term “Affiliate” will not include any entities that are publicly traded or as to which the Investor may have fiduciary duties.
     “Agency” has the meaning set forth in Section 3(q).
     “Agreement” has the meaning set forth in the preamble and as this Agreement may be amended, modified or supplemented.
     “Bank” means Guaranty Bank, FSB, a wholly-owned subsidiary of the Company.
     “Benefit Plan” means all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and all other employee benefit agreements or arrangements, including, but not limited to, all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock award, severance, employment, change of control, golden-parachute, consulting, dependent care, cafeteria, employee assistance, scholarship, or fringe benefit or similar plans, programs, agreements or policies, in all cases whether written, unwritten or otherwise, funded or unfunded, and whether or not ERISA is applicable to such plan, program, agreement or policy.
     “Board of Directors” means the Board of Directors of the Company.
     “Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are required or permitted by law or other governmental action to be closed in the State of New York.
     “California Taxes” means the California franchise tax (California Revenue and Taxation Code section 23101 et. seq.) and the California corporation income tax (California Revenue and Taxation Code section 23501 et. seq.)
     “Certificate of Designations” has the meaning set forth in the recitals.
     “Closing” has the meaning set forth in Section 2(b).
     “Closing Date” has the meaning set forth in Section 2(b).
     “Code” means the Internal Revenue Code of 1986, as amended, in effect on the date hereof.
     “Commission” means the United States Securities and Exchange Commission, or any successor agency thereto.
     “Common Stock” means the common stock, par value $1.00 per share, of the Company.
     “Company” has the meaning set forth in the preamble.
     “Company Financial Statements” has the meaning set forth in Section 3(f).
     “Company Regulatory Approvals” means the Stockholder Approval, the OTS Approval, the filing of a Biographical Form and Certificate of License Qualification with the Texas Department of Insurance and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware by the Company.
     “Company SEC Documents” has the meaning set forth in Section 3(e).
     “Company Significant Agreement” means any contract or agreement that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement.

     “Conversion Shares” means the shares of Common Stock issuable or to be issued upon conversion of the Preferred Shares.
     “Convertible Preferred Stock” has the meaning set forth in the recitals.
     “Disclosure Schedule” means the Disclosure Schedule dated as of the date hereof.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
     “Form Agreement” has the meaning set forth in Section 6(a).
     “GAAP” has the meaning set forth in Section 3(f).
     “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization, including the OTS.
     “HOLA” has the meaning set forth in Section 3(a).
     “Holders” has the meaning set forth in the recitals.
     “Insurer” has the meaning set forth in Section 3(q).
     “Investment Agreements” has the meaning set forth in the recitals.
     “Investor” has the meaning set forth in the preamble.
     “Issuer Sale Transaction” has the meaning set forth in Section 9(a).
     “Loan Investor” has the meaning set forth in Section 3(q).
     “Material Adverse Effect” or “Material Adverse Change” means any circumstance, event, change, development or effect that, individually or in the aggregate, (i) is material and adverse to the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole or (ii) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect or Material Adverse Change has occurred, there will be excluded any effect to the extent resulting from the following: (a) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (b) changes, after the date hereof, in laws, rules and regulations of general applicability or interpretations thereof by Governmental Entities, (c) actions or omissions of the Company expressly required by the terms of this Agreement or any capital transaction disclosed before the date of this Agreement or taken with the prior written consent of the Investor, (d) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (e) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes), (f) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to “earnings drivers”) for any period ending on or after December 31, 2007 (but not the underlying causes of such failure), (g) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (h) the entering into by the Company of any Regulatory Agreement (but not the regulatory effect or implications of such Regulatory Agreement or the underlying causes therefor), and (i) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (a), (b), (d) and (g), to the extent that the effects of such changes have a disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally.
     “NYSE” means the New York Stock Exchange.
     “OTS” means the United States Office of Thrift Supervision.
     “OTS Approval” means, to the extent required by applicable law, a determination by OTS that the Investor has rebutted the presumption of control under 12 CFR § 574.
     “Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, Governmental Entity, unincorporated organization or other legal entity.
     “Preferred Purchase Price” means the purchase price of Preferred Shares, which is $51.70 per each Preferred Share.
     “Preferred Shares” has the meaning set forth in Section 2(a).
     “Registrable Securities” means all shares of Common Stock issued or issuable directly or indirectly with respect to the shares of Convertible Preferred Stock by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation, or other reorganization. As to any securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (i) a registration statement with respect to the sale by the holder thereof is declared effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) they have been acquired by the Company, (iii) they have been sold to the public pursuant to Rule 144 or other exemption from registration under the Securities Act, or (iv) they are able to be sold in their entirety by the Investor or transferee holding such securities pursuant to Rule 144 under the Securities Act without volume or other limitations.
     “Registration Notice” has the meaning set forth in Section 10(a).
     “Regulation S-K” means Regulation S-K, which specifies the standard instructions for filing forms with the Commission under the Securities Act and the Exchange Act.

     “Regulation S-X” means Regulation S-X, which specifies the specific format and content of financial reports for filings with the Commission under the Securities Act and Exchange Act.
     “Regulatory Agreement” has the meaning set forth in Section 3(r).
     “Regulatory Approvals” means the receipt of approvals and authorizations of, filings and registrations with or notifications to, to the extent applicable and required to permit the Investor to acquire the Preferred Shares and to convert the Investor’s Preferred Shares into Conversion Shares and to own such Conversion Shares without the Investor being in violation of applicable law, including the Stockholder Approval, the OTS Approval, the filing of a Biographical Form and Certificate of License Qualification with the Texas Department of Insurance, and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware by the Company.
     “Required Registration” has the meaning set forth in Section 10(a).
     “Rights Agreement” means the rights agreement of the Company dated December 11, 2007, as may be amended or modified.
     “Rights Offering” means the distribution by the Company to holders of its Common Stock of record rights to subscribe for and purchase shares of Common Stock, all as described in that certain registration statement on Form S-1, file No. 333-150558, as the same may be amended or supplemented from time-to-time.
     “Rule 144” means Rule 144 promulgated under the Securities Act that may at any time permit the Investor to sell securities of the Company to the public without registration.
     “Sarbanes-Oxley Act” has the meaning set forth in Section 3(v).
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.
     “Spin-Off” means the transaction by which shares of Common Stock were distributed to stockholders of Temple-Inland, which transaction was completed on December 28, 2007.
     “Standstill” has the meaning set forth in Section 9(a).
     “Stockholder Approval” means approval by stockholders of the Company of the conversion of the Preferred Shares into Conversion Shares as required by the New York Stock Exchange Listed Company Manual.
     “Tax Matters Agreement” means the Tax Matters Agreement by and among Temple-Inland Inc., Forestar Real Estate Group Inc, and the Company, dated as of December 11, 2007.
     “Taxes” means all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, all liabilities in respect of such taxes, charges, penalties or other assessments arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, under Treasury Regulations Section 1.1502-6 or similar provisions under applicable state, local or foreign tax laws and any payments made or owing to any other Person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing agreement, including the Tax Matters Agreement and the Temple-Inland Inc. Tax Allocation Policy (as defined in the Tax Matters Agreement), or otherwise (other than pursuant to commercial agreements or Benefit Plans).
     “Tax Return” means any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.
     “Temple-Inland” means Temple-Inland Inc., the former parent corporation of the Company.
     “Texas Franchise Tax” means the Texas franchise tax (Tex. Tax Code Ann. Section 171.001, et. seq.)
     “Third-Party Tender Offer” has the meaning set forth in Section 9(a).
     “Voting Securities” means securities of the Company with the power to vote with respect to the election of directors generally, including the Common Stock.
     Section 2. Purchase; Closing.
     (a) On the terms and subject to the conditions set forth herein, the Investor hereby agrees, to purchase from the Company, and the Company hereby agrees to sell to the Investor, a number of shares of Convertible Preferred Stock equal to the dollar amount set forth opposite the Investor’s name on Schedule 1 divided by the Preferred Purchase Price per share (the “Preferred Shares”).
     (b) Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 7, the closing of the purchase of the Preferred Shares hereunder (the “Closing”) will occur at the Dallas, Texas offices of Fulbright & Jaworski L.L.P. two Business Days after the satisfaction or waiver of the conditions set forth in Section 7 or such other date that the parties may agree. The day the Closing occurs is the “Closing Date.”
Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows:
     (a) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Company’s material subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable, and each of the Company and the Company’s material subsidiaries is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (“HOLA”). The Bank is a federally chartered stock savings bank duly organized, validly existing and in good standing under HOLA. The deposit accounts of the Bank are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. The Federal Stock Savings Bank Charter of the Bank complies in all material respects with applicable law. The Company owns beneficially and of record all of the outstanding equity interests of the Bank and its other material subsidiaries free of any lien or encumbrance, and there are no outstanding options, warrants, convertible securities or other instruments or agreements pursuant to which a person or entity other than the Company has the right or obligation to acquire equity interests of the Bank or any of its other material subsidiaries.
     (b) Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). All of the Preferred Shares to be issued to the Investor hereunder, and the Conversion Shares to be issued to the Investor upon conversion of the Preferred Shares, will be duly authorized for issuance prior to the Closing Date (except that the issuance of the Conversion Shares will be subject to the Stockholder Approval) and, when issued, paid for and delivered as set forth herein or in the Certificate of Designations, as applicable, the Preferred Shares and the Conversion Shares will be validly issued, fully paid and non-assessable.
     (c) Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, $0.01 par value per share, of which, as of May 31, 2008 (i) 44,630,665 shares of Common Stock are issued and outstanding, (ii) 95,848 shares of Common Stock are issued and held in treasury, (iii) 2,100,570 shares of Common Stock are reserved for issuance upon exercise of options and other awards granted under the Company’s stock option and incentive plans, (iv) no shares of preferred stock are issued and outstanding, and (v) 200,000 shares of preferred stock are reserved for issuance pursuant to the Rights Agreement. As of the date hereof, the Company has not issued any shares of capital stock since May 31, 2008, other than shares of Common Stock upon exercise of options and other awards granted under the Company’s stock option and incentive plans. All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or any other preemptive or similar rights.
     (d) No Conflicts. Except as disclosed in the Disclosure Schedule, the issuance and sale of the Preferred Shares and the Conversion Shares, the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of any of the organizational or governing documents of the Company or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) require any consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for the Company Regulatory Approvals.
     (e) Reports. Since December 28, 2007, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively with the registration statement relating to the Rights Offering, the “Company SEC Documents”). The Company SEC Documents, including all financial statements and schedules included in the Company SEC Documents, at the time filed or, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing, and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.
     (f) Financial Statements. The Company’s financial statements, including the notes thereto, included in the Company SEC Documents (the “Company Financial Statements”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied (except as may be indicated in the notes and schedules thereto) during the periods involved and present fairly the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments and the provisions of Regulation S-X). Since the date of the most recent balance sheet included in the Company Financial Statements, (i) the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP, nor has it been advised by its independent registered accounting firm or any Governmental Entity that any such change in method of accounting or accounting practice is appropriate, and (ii) there has been no Material Adverse Change.
     (g) No Undisclosed Liabilities. Neither the Company nor any of its material subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since March 31, 2008 in the ordinary and usual course of business and consistent with past practice, (ii) contractual liabilities under agreements entered into in the ordinary course of business or that are disclosed in the Company SEC

Documents, and (iii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.
     (h) Company Significant Agreements. Except as disclosed in the Disclosure Schedule, each of the Company Significant Agreements is valid and binding on the Company or its subsidiaries, as applicable, and in full force and effect; the Company and each of its subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement; and as of the date hereof, neither the Company nor any of its subsidiaries has received notice of any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.
     (i) Governmental Consents. Other than the Company Regulatory Approvals, and the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting periods, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.
     (j) Controls and Procedures. The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
     (k) Properties and Leases. The Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets that purport to be owned by them, in each case free from liens, encumbrances, claims and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, but subject to liens on the assets of the Bank and RWHC, Inc., a subsidiary of the Company, in favor of the Federal Home Loan Bank of Dallas, which do not materially affect the value of such properties in the aggregate to the Bank and its subsidiaries considered as one enterprise. The Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such subsidiary under any such leases, or affecting or questioning the rights of such entity to the continued possession of the leased premises, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

     (l) Taxes. (i) Each of the Company and its material subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it and (B) paid in full all Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of its material subsidiaries, which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (iii) there are no material liens for Taxes upon the assets of either the Company or its material subsidiaries except for statutory liens for current Taxes not yet due or liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.
     (m) Litigation and Other Proceedings. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any of its subsidiaries or to which any of their assets are subject, nor is the Company or any of its subsidiaries subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect.
     (n) Compliance with Laws. The Company and each of its subsidiaries have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted. The Company and each of its subsidiaries has complied in all material respects and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity.
     (o) Insurance. The Company and each of its material subsidiaries are presently insured, and since December 27, 2007 have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.
     (p) Anti-takeover Provisions Not Applicable. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement will be deemed approved by the Board of Directors for the purposes of Section 203 of the Delaware General Corporation Law.
     (q) Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:
     (i) The Company and each of its subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.
     (ii) No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its subsidiaries or (C) indicated in writing to the Company or any of its subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its subsidiaries’ compliance with laws.
     (iii) For purposes of this Section 3(q): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral
     (r) Agreements with Regulatory Agencies. Except as disclosed in the Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive of, any Governmental Entity that in a material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business, including compliance with applicable bank secrecy, anti-money laundering and consumer protection laws, regulations and interpretations of any Governmental Entity (a “Regulatory Agreement”).
     (s) Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Company SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Company SEC Documents.
     (t) Private Placement. Assuming the accuracy of each of the representations and warranties set forth in Section 4, the offer and issuance by the Company of the Convertible Preferred Stock and the Preferred Shares is exempt from registration under the Securities Act.
     (u) No Integrated Offering. None of the Company, its subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Convertible Preferred Stock or the Preferred Shares under the Securities Act, whether through integration with prior offerings or otherwise. None of the Company, its subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Convertible Preferred Stock or the Preferred Shares under the Securities Act or cause the offering of the Convertible Preferred Stock and the Preferred Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.
     (v) Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and NYSE thereunder (collectively, the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.
     (w) Investment Company Status. The Company is not, and upon consummation of the sale of the Convertible Preferred Stock or the Preferred Shares will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
     (x) Listing Requirements. The Company is in compliance with the requirements of the NYSE for continued listing of the Common Stock thereon. The Company has taken no action designed to, or, to its knowledge, likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the NYSE.
     (y) U.S. Real Property Holding Corporation Status. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code of 1986, as amended.
     (z) Shell Company Status. The Company is not, nor has ever been, an issuer of the type described in Rule 144(i)(l) under the Securities Act.
     (aa) Investment Agreements. All of the Investment Agreements with all Holders (other than the Investor) are in the same form as, and contain the same terms and conditions as, this Agreement, except for such modifications and changes to any Investment Agreement as disclosed to the Investor prior to the execution of this Agreement by the Investor.
Section 4. Representations and Warranties of Investor. The Investor represents and warrants to the Company as follows:
     (a) Organization and Authority. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to enter into and perform its obligations under this Agreement.
     (b) Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Investor and constitutes a binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (c) Purchase for Investment. The Investor acknowledges that neither the Preferred Shares nor the Conversion Shares have been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Preferred Shares, and will acquire the Conversion Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Preferred Shares or the Conversion Shares to any Person, (ii) will not sell or otherwise dispose of any of the Preferred Shares or the Conversion Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Preferred Shares and the Conversion Shares and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (v) except as otherwise disclosed to the Company in writing prior to the date hereof, is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Act.

     (d) Sufficient Funds. The Investor has and will have prior to the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to timely deliver to the Company the aggregate Preferred Purchase Price payable hereunder by the Investor.
     (e) No Prior Understandings. Prior to the Spin-Off, neither the Investor nor any Person acting on behalf of the Investor, with the Investor’s explicit or implicit permission, had an agreement, understanding, arrangement, or substantial negotiations with any Person acting on behalf of Temple-Inland or the Company regarding the Rights Offering or any other acquisition of shares of Common Stock, Convertible Preferred Stock or other equity interests in the Company.
     (f) Ownership. As of the close of business on the Business Day immediately preceding the date hereto, the Investor beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) the number of shares of Common Stock set forth next to the Investor’s name on Schedule 1 and, other than as set forth on Schedule 1, does not beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act) or have the right to vote with respect to any equity securities of the Company.
     (g) No Conflict. Except for the OTS Approval and the filing of a Biographical Form and Certificate of License Qualification with the Texas Department of Insurance, the execution, delivery and performance by the Investor of this Agreement and the consummation by it of the transactions contemplated hereby will not require any material Regulatory Approvals or otherwise violate any statute, order, rule or regulation of any Governmental Entity having jurisdiction over the Investor or any of its properties.
     (h) No Broker. The Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement.
     (i) Non-Reliance. The Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, including Keefe, Bruyette & Woods, Inc., except for the statements, representations and warranties by the Company contained in this Agreement.  The Investor represents and warrants that (i) no Person other than the Investor, including Keefe, Bruyette & Woods, Inc., has performed any due diligence review by or on behalf of the Investor, (ii) the Investor has made, and has relied solely upon, its own examination of the Company and the terms of the securities in making its investment decision with respect to the securities, and (iii) the Investor has had the opportunity to ask questions of the Company and has been provided with all information by the Company that the Investor deemed necessary in order to make its investment decision.  The Investor further acknowledges that any such Person, including Keefe, Bruyette & Woods, Inc., is a third-party beneficiary to the representations and warranties of the Investor in this Section 4(i).
Section 5. Deliveries at Closing.
     (a) Company Deliverables. At the Closing, the Company will deliver to the Investor the following:

     (i) Certificates representing the Preferred Shares; and
     (ii) A certificate of a senior officer of the Company on its behalf to the effect that (A) the representations and warranties of the Company in Section 3 are true and correct on and as of the Closing Date as if made on such date, except for representations and warranties made as of a specified date, which will be true and correct as of such specified date, and except, in all cases, as would not result in a Material Adverse Change, and (B) the Company has complied in all material respects with its obligations hereunder that are required to be complied with by it at or prior to the Closing.
     (b) Investor Deliverables. At the Closing, the Investor will deliver to the Company the following:
     (i) Payment of the aggregate Preferred Purchase Price for the Investor as set forth in Schedule 1 in United States dollars by means of wire transfers of immediately available funds to an account specified in writing by the Company; and
     (ii) A certificate of a senior officer of the Investor on its behalf to the effect that (A) the representations and warranties of the Investor contained in Section 4 are true and correct on and as of the Closing Date as if made on such date, except for representations and warranties made as of a specified date, which will be true and correct as of such specified date, and except, in all cases, as would not, individually or in the aggregate, materially impair the ability of the Investor to perform its obligations hereunder or to consummate the Closing, and (B) the Investor has complied in all material respects with its obligations hereunder that are required to be complied with by it at or prior to the Closing.
Section 6. Covenants.
     (a) Regulatory Approvals. The Company and the Investor will use commercially reasonable best efforts to obtain, as promptly as practicable, all governmental, quasi-governmental, court or regulatory approvals, consents or statements of non-objection necessary on its part to allow the Company to issue and the Investor to acquire the Preferred Shares and Conversion Shares it will or may acquire or control, as the case may be, or to own or control the Preferred Shares, the Conversion Shares or any other shares of Common Stock to be issued by the Company or owned or controlled by the Investor following the date hereof, including any approvals, consents or statements of non-objection required by any state or federal banking regulatory authority, including the Regulatory Approvals applicable to them. In performing its obligations under this Section 6(a), each of the Company and the Investor will cooperate with the other, provide each other to the extent reasonably practicable with advance notice of and an opportunity to comment to the non-confidential portions of all regulatory filings, applications and support materials, and will provide each other with advance notice of and an opportunity to participate in any meetings (including telephonic conferences) with any regulatory authorities regarding any such approvals to the extent they do not involve such party’s confidential information. Without limiting the foregoing, unless otherwise waived by the Company, the Investor agrees, as and to the extent required by applicable law, that it will as promptly as practicable prepare, file and prosecute with the OTS a submission rebutting the presumption of control of the Company as provided in 12 CFR §574.4(e) and offer to enter into the Rebuttal of Control Agreement required by 12 CFR §574.100 as such agreement may be modified from time to time by the OTS (the “Form Agreement”), as may be amended or modified by the Investor and the OTS to reflect the business and structure of the Investor; provided, the Investor shall use its commercially reasonable best efforts to conform with the requirements of the Form Agreement. The Investor also agrees that it will take no action that would result in the Investor becoming a “savings and loan holding company” as that term is defined in the Home owners Loan Act and 12 CFR Part 574 and that, beginning on the date of filing the submission described in the immediately preceding sentence with the OTS, prior to the Closing, it will take no action that would cause it not to be able to fully comply with the terms of such Rebuttal of Control Agreement. The Company will cooperate with the Investor and the Company will use commercially reasonable best efforts in assisting the Investor in performing its obligations under this Section 6(a), including, if requested by the Investor, entering into a compliance agreement with the Investor designed to reduce the likelihood of transactions with Affiliates of the Investor that would be prohibited pursuant to the terms of any Rebuttal of Control Agreement entered into by the Investor and the OTS. The Company and the Investor shall, promptly upon receipt of each Regulatory Approval applicable to it, provide written notice to the other party of such receipt.
     (b) Cooperation. The Investor will, and will cause its Affiliates to, cooperate with the Company and use commercially reasonable efforts to take, or cause to be taken, all commercially reasonable actions in order to facilitate the successful consummation of the transactions contemplated hereby. The Company will, and will cause its Affiliates to (i) cooperate with the Investor and use commercially reasonable efforts to take, or cause to be taken, all commercially reasonable actions in order to facilitate the successful consummation of the transactions contemplated hereby, and (ii) assist the Investor in any appearances and proceedings before and consents, approvals, or waivers sought from any Governmental Entity with respect to the consummation of the transactions contemplated hereby.
     (c) Legends. (i) The Investor agrees that all certificates or other instruments representing the Preferred Shares and the Conversion Shares subject to this Agreement will bear a legend substantially to the following effect:
     (A) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
     (B) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AND TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF JUNE 7, 2008, COPIES OF WHICH ARE ON FILE WITH THE ISSUER.

     (ii) Upon request of the Investor, upon (x) receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, or (y) the Investor providing the Company with reasonable assurance that the securities can be sold, assigned or transferred pursuant to Rule 144, the Company will promptly cause clause (A) of the legend to be removed from any certificate for any Preferred Shares or Conversion Shares to be transferred by the Investor in accordance with the terms of this Agreement and clause (B) of the legend will be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. The Investor acknowledges that neither the Preferred Shares nor the Conversion Shares have been registered under the Securities Act or under any state securities laws and the Investor agrees that it will not sell or otherwise dispose of any of the Preferred Shares or Conversion Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.
     (d) No Other Preferred. Until such time as all of the Preferred Shares have been converted into shares of Common Stock, the Company shall not, without the prior written consent of the Holders owning at least 51% of the then outstanding shares of Convertible Preferred Stock, create, authorize or designate any preferred stock of any class or series having any designations, preferences, relative, participating, optional or other rights ranking senior to or on parity with those of the Convertible Preferred Stock.
     (e) Contribution of Proceeds. Upon the conversion of the Preferred Shares into Conversion Shares, the Company promptly will contribute the net proceeds (taking into account all fees and payment of any dividend on the Preferred Shares) to the Bank.
Section 7. Conditions to Closing.
     (a) The obligations of the Investor to consummate the purchase of the Preferred Shares at the Closing are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:
     (i) The representations and warranties of the Company in Section 3 shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect set forth therein) as of the date hereof and at and as of the Closing Date, except for representations and warranties made as of a specific date, which will be made as of such specified date, except, in each case, where the failure of such representations or warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect set forth therein) would not result in a Material Adverse Change;
     (ii) The Company shall have complied in all material respects with its obligations hereunder that are required to be complied with at or prior to the Closing;
     (iii) No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the transactions contemplated by this Agreement;

     (iv) The Company will have received from Fulbright & Jaworski L.L.P. an opinion that with respect to the Spin-Off, the issuance of the Convertible Preferred Shares, as provided herein, will not result in Distribution Taxes (as such term is defined in that certain Tax Matters Agreement by and among Temple-Inland, Forestar Real Estate Group Inc., and the Company, dated as of December 11, 2007) imposed under the Code, the Texas Franchise Tax or the California Taxes, and a copy of such opinion will be furnished to the Investor prior to the Closing Date;
     (v) The Investor will have received from Fulbright & Jaworski L.L.P. an opinion, in reasonable form and containing reasonable qualifications and limitations, with respect to the matters set forth in Sections 3(a) (organization and authority), Section 3(b) (authorization and enforceability) and Section 3(c) (capitalization, but not with respect to the last sentence thereof);
     (vi) Subsequent to the execution of this Agreement, there shall not have occurred a Material Adverse Change;
     (vii) The Company shall have obtained all material Regulatory Approvals applicable to it (other than the Stockholder Approval) and the Investor shall have obtained all material Regulatory Approvals applicable to it (other than the Stockholder Approval), which Regulatory Approvals shall be reasonable in form and substance;
     (viii) The closing and funding of the issuance of units comprised of a fixed ratio of subordinated notes issued by the Bank and shares of Convertible Preferred Stock for an aggregate cash purchase price of no less than $275,000,000 pursuant to the Purchase Agreement, dated the date hereof, among the Bank and the other purchasers named therein will occur prior to, or simultaneously with, the Closing; and
     (ix) The closing and funding under all Investment Agreements will occur simultaneously with the Closing and the sale of Convertible Preferred Stock thereunder and under this Agreement will have an aggregate purchase price of no less than $286,621,387.80.
     (b) The obligations of the Company to consummate the sale of the Preferred Shares at the Closing are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:
     (i) The representations and warranties of the Investor in Section 4 shall be true and correct (without giving effect to any qualification as to materiality set forth therein) as of the date hereof and at and as of the Closing Date, except for representations and warranties made as of a specific date, which will be made as of such specified date, except, in each case, where the failure of such representations or warranties to be true and correct (without giving effect to any qualification as to materiality set forth therein) would not result in a Material Adverse Change;
     (ii) The Investor shall have complied in all material respects with its obligations hereunder that are required to be complied with at or prior to the Closing; and

     (iii) No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the transactions contemplated by this Agreement; and
     (iv) The Company shall have obtained all material Regulatory Approvals applicable to it (other than the Stockholder Approval) and the Investor shall have obtained all material Regulatory Approvals applicable to it (other than the Stockholder Approval), which Regulatory Approvals shall be reasonable in form and substance.
Section 8. Termination.
     (a) This Agreement may be terminated at any time prior to the Closing Date by the Company, by written notice to the Investor if there is a material breach of this Agreement by the Investor that is not cured within five days after written notice by the Company of such material breach. This Agreement may be terminated at any time by the Investor if there is a breach of this Agreement by the Company that constitutes a Material Adverse Change that is not cured within five days after written notice by the Investor of such breach.
     (b) This Agreement may be terminated by the Company or the Investor by written notice thereof to the other party if the Closing has not occurred within six months after the date of this Agreement, which six month period may be extended by the Investor, at its option, for an additional two months.
Section 9. Additional Covenants.
     (a) Standstill. If the Investor beneficially owns (as defined in Rule 13d-3 under the Exchange Act) at least 9.9% or more of the outstanding Common Stock after giving effect to the transactions contemplated by this Agreement, prior to December 31, 2008, the Investor will not, and will cause its representatives acting on its behalf and its associates (as defined in Rule 12b-2 under the Exchange Act) and Affiliates not to, directly or indirectly, acting alone, as part of a “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) or otherwise in concert with others, unless specifically requested in writing in advance by the Chairman of the Board of Directors:
     (i) acquire, or agree to acquire, offer to acquire, or seek or propose to acquire (or request permission to do so or to make any proposal in such regards), or indicate any interest in doing any of the foregoing, ownership (including “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act) of the Company or any subsidiary of the Company, or any of the assets or businesses of the Company or any subsidiary of the Company, or any securities issued by the Company or any subsidiary of the Company, or any rights or options to acquire such ownership (including from a third party);
     (ii) publicly or privately seek or propose (except for communications not otherwise violative of this Section 9(a) with executive officers of the Company in the ordinary course of business) to influence, control, or alter in any manner the management or the policies of the Company (including the Company’s certificate of incorporation or its bylaws) or to obtain representation on the Board of Directors, interfere by any means with any transaction involving the Company, solicit, or encourage or in any way participate in, directly or indirectly, the solicitation of, any proxies or consents (or otherwise conduct any non-binding referendum with respect to the Company’s securities), including as to voting matters, with respect to any securities of the Company, or make any public statement or filing with any governmental or judicial authority having any such effect;
     (iii) offer, make, seek, propose, indicate or solicit any interest in any tender offer, exchange offer, merger, consolidation, plan of exchange, business combination, dividend, liquidation, sale or transfer of assets, share repurchase, recapitalization, restructuring, or other extraordinary transaction with respect to the Company or any subsidiary of the Company or any of their respective businesses, or any other transaction that could result in a change of control of the Company, or solicit or encourage any person to make any such offer, proposal, or statement;
     (iv) seek to call, or to request the calling of, a special meeting of the stockholders of the Company, or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company or make a request for a list of the Company’s stockholders or otherwise acting alone, or in concert with others, seek to control or influence the management, governance, or policies of the Company;
     (v) enter into any discussions, negotiations, arrangements, or understandings with any third party (including security holders of the Company) with respect to any of the foregoing, including forming, joining, or in any way participating in any group with respect to any of the Company’s securities in connection with any of the foregoing, other than a group of which the Investor is a member as of the date of this Agreement, and the existence of which the Investor has disclosed to the Company;
     (vi) deposit any securities of the Company into a voting trust, or subject any securities of the Company to any agreement, understanding, or arrangement with respect to the voting of such securities, or other agreement, understanding, or arrangement having similar effect to which, in each case, a person who is not the Investor’s Affiliate and controlled by the Investor is a party;
     (vii) execute any written consent with respect to the Company;
     (viii) take any action that might, in effect, require the Company to make a public announcement regarding any of the foregoing, seek or request permission to do any of the foregoing, request to amend or waive any provision of this Section 9(a), advise, assist, or encourage any other person in connection with the foregoing, or make or seek permission to make any public announcement with respect to any of the foregoing;
     (ix) make, initiate, take, or participate in any demand, request, action (legal or otherwise), or proposal (other than a proposal made privately to the Board of Directors of the Company) to amend, waive, or terminate any provision of this Agreement; or

     (x) disclose any intention, plan or arrangement inconsistent with the foregoing.
To the extent applicable to the Investor, the provisions of this Section 9(a) will automatically become inoperative and of no force or effect if (i) any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) shall have acquired or entered into a definitive agreement to acquire more than 20% of the equity securities of the Company or assets of the Company or its subsidiaries representing more than 20% of the consolidated earning power of the Company and its subsidiaries (an “Issuer Sale Transaction”), (ii) a third party makes a tender offer for more than 20% of the equity securities of the Company (a “Third-Party Tender Offer”) and the Company files a Schedule 14D-9 with respect to such offer that does not recommend that the Company’s stockholders reject such offer, (iii) the Company effects a transaction, or series of related transactions, involving the issuance of securities representing 15% or more (assuming the conversion of all convertible securities issued in such transaction or series of related transactions) of the pro-forma outstanding equity securities of the Company, unless the Investor is offered the opportunity to participate in, or does in fact participate in, such transaction and, such opportunity if accepted by the Investor would result in the Investor beneficially owning equity securities of the Company representing at least the same percentage of the outstanding equity securities of the Company that it beneficially owned immediately prior to such transaction, (iv) any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) commences a solicitation of proxies or written consents to elect to the Board of Directors any individuals or slate of individuals in a contest with any individuals or slate of individuals whose nomination has been approved by the Nominating and Corporate Governance Committee (or its equivalent) of the Board of Directors, or (v) termination of the Rights Agreement or an increase in the triggering threshold thereunder to a percentage in excess of 20%, in which case the percentage limitation in the first sentence of this Section 9(a) will be increased to 1/10% less than such revised triggering threshold. Notwithstanding the foregoing or any other provision of this Agreement, the Investor will not be required to (x) vote any shares or other voting equity securities of the Company that it beneficially owns in favor of, or provide a consent or proxy approving, any Issuer Sale Transaction, or (y) tender any equity securities of the Company in response to a Third-Party Tender Offer.
     (b) Reservation for Issuance. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the full number of Conversion Shares. Additionally, the Company will at all times prior to the Closing reserve and keep available, out of its authorized but unissued shares of preferred stock, solely for the purpose of issuing the Preferred Shares at the Closing, a sufficient number of shares of preferred stock to allow the issuance of all shares of Preferred Stock necessary to be issued to the Holders.
     (c) Exchange Listing. The Company will promptly use its reasonable best efforts to cause the Conversion Shares to be approved for listing on the NYSE, subject to official notice of issuance and upon receipt of the Stockholder Approval.

     (d) Stockholder Meeting. The Company will call a special meeting of its stockholders, as promptly as practicable following the Closing Date to approve the conversion of the Preferred Shares into Common Stock for purposes of complying with the requirements of the NYSE, and use commercially reasonable efforts to take any other action necessary to effect such conversion. The Board of Directors will recommend to the Company’s stockholders that such stockholders vote in favor of the proposals required by this Section 9(d). In connection with such meeting, the Company will promptly prepare and file with the Commission a preliminary proxy statement, will use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders not more than five Business Days after clearance thereof by the Commission staff, and will use its reasonable best efforts to solicit proxies for such stockholder approval. In the event that the approvals necessary to permit the Preferred Shares to be converted into Common Stock are not obtained at such special stockholders meeting, the Company will include a proposal to approve (and the Board of Directors, to the extent it is consistent with its fiduciary duties, will recommend approval of) such issuance at a meeting of its stockholders no less than once in each subsequent six-month period beginning on January 1, 2009 and ending on the earlier of (i) the date such approval is obtained or made, or (ii) May 31, 2012, and if Stockholder Approval has not been obtained by May 31, 2012, the Company will cause all Preferred Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Preferred Shares to be listed on the NYSE or the NASDAQ stock market, as determined by the Company.
     (e) Voting Agreement. As a material inducement to the Company’s entering into this Agreement and issuing and selling the Preferred Shares to the Investor, the Investor irrevocably covenants and agrees to vote and to execute written consents, and to cause its Affiliates to vote and execute written consents, at any meeting of the stockholders of the Company or in any action taken by the stockholders without a meeting, with respect to all Voting Securities over which the Investor or any of its Affiliates has voting power (i) in favor of the Stockholder Approval, and (ii) against any action, agreement or proposal that would result in the Stockholder Approval not being obtained acting with the intent of hindering, delaying, frustrating, impairing or making futile or less likely the Stockholder Approval. Upon the execution of this Agreement, the Investor hereby revokes any and all other proxies and voting agreements given by the Investor with respect to its Voting Securities and the Investor will cause its Affiliates to revoke any and all other proxies and voting agreements given by such Affiliate with respect to its Voting Securities. As of the date hereof, the Investor has voting power with respect to all shares of Common Stock set forth opposite the Investor’s name on Schedule 1. The agreements and restrictions set forth in this Section 9(e) will be binding on any transferee of the Preferred Shares, and the Investor agrees that it will, as a condition to the transfer of the Preferred Shares require that any transferee of such Preferred Shares take such Preferred Shares subject to the terms of this Section 9(e). This agreement to vote is irrevocable and coupled with an interest and will expire upon termination of this Agreement, upon the receipt of the Stockholder Approval, or the expiration of any period beyond which agreements to vote are not enforceable under applicable law, whichever comes first.

     (f) Reports Under the Exchange Act. With a view to making available to the Investor the benefits of Rule 144, the Company agrees to (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request (A) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.
     (g) Investment Agreements. Without the prior consent of the Investor, which consent will not be unreasonably delayed, the Company will not amend, modify or supplement any Investment Agreement.
     (h) Disclosure of Material Non-Public Information. The next Business Day following the execution and delivery of this Agreement, the Company agrees to file a Current Report on Form 8-K regarding the transactions contemplated by this Agreement and the Investment Agreements. The Company hereby represents and warrants to the Investor that, upon the filing of such Form 8-K, the Company will have disclosed in the Company SEC Documents all material non-public information that the Company had previously provided to the Investor.
Section 10. Registration Rights.
     (a) Required Registration. Any Holder or Holders owning at least 15% of the Registrable Securities then outstanding, will have the right, by written notice (the “Registration Notice”) to the Company, to require the Company to use reasonable efforts to register (the “Required Registration”) under the Securities Act Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $50,000,000; provided that the Company will be obligated to register such Registrable Securities pursuant to this Section 10(a) on only two occasions, as long as each Holder will have been given notice of and the opportunity to participate in each such registration. The Company will be entitled to sell shares of Voting Securities (to be newly issued or from shares held in treasury) pursuant to such Required Registration and any Holder will be entitled to sell any shares of Voting Securities held by such Holder which are not Registrable Securities (the “Additional Securities”); provided, that if the managing underwriter will advise the Company in writing that, in its opinion, the number of securities requested and otherwise proposed to be included in such offering exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering, first, the Registrable Securities the requesting Holders propose to sell in such registration; second, the Additional Securities that any Holders propose to sell in such registration; and third the Registrable Securities of the Company that the Company proposes to include in such registration, which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above. Upon receipt of such Registration Notice, the Company will, as promptly as practicable, prepare and file with the SEC and use its reasonable efforts to cause to become effective promptly, a registration statement under the Securities Act registering the Registrable Securities specified in the Registration Notice; provided, however, that the Company will be entitled to defer any such filing (i) which would result in an effective registration statement within six months of an underwritten offering by the Company of its equity securities for its own account or (ii) for a period of up to 180 days upon a determination by the Board of Directors that the filing of a registration statement at such time would be detrimental to the Company due to the pendency of a material acquisition or financing or for other reasonable cause.
     (b) Form S-3 Registration. If the Company receives from the Investor a written request that the Company effect a registration on Form S-3, the Company will (i) promptly give written notice of the proposed registration to all other Holders; (ii) as soon as practicable, file such registration for the sale and distribution of all or such portion of the Investor’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company will not be obligated to effect any such registration pursuant to this Section 10(b): (A) if Form S-3 is not then available for such offering by the Holders; (B) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000; (C) if the Board of Directors determines that the filing of a registration statement at such time would be detrimental to the Company due to the pendency of a material acquisition or financing or for other reasonable cause, in which event the Company will have the right to defer the filing of the Form S-3 for a period of not more than 180 days after receipt of the request of the Holders under this Section 10(b); provided, however, that the Company will not utilize this deferral right more than once in any 12 month period and provided further that the Company will not register any securities for the account of itself or any other equity holder during such 180 day period (other than a registration relating solely to the sale of securities to bona fide employees of the Company pursuant to an equity incentive plan, equity purchase or similar plan); (D) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 10(b); or (E) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. Subject to the foregoing, the Company will file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. If the Investor intends to distribute the Registrable Securities covered by its request for registration by means of an underwriting, it will so advise the Company as part of their request made pursuant to this Section 2.10(b) and the Company will include such information in the written notice referred to in clause (i) above.
     (c) Incidental Registration Rights. In addition to the provisions contained in Sections 10(a) and 10(b), if the Company will at any time seek to register under the Securities Act for sale to the public in an underwritten offering any of its equity securities (other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes) and if the form of registration statement proposed to be used may be used for the registration of Registrable Securities, on each such occasion it will promptly furnish the Investor with prior written notice thereof. At the written request of the Investor, given (i) at a time when the Investor beneficially owns 5% or more of the outstanding Voting Securities and (ii) within five days after the receipt of such notice, to register any of the Investor’s Registrable Securities, the Company will cause such Registrable Securities, for which registration will have been requested, to be included in such registration statement in an amount so as to permit the sale or other disposition by the Investor as part of such underwritten public offering of such Registrable Securities as are registered, provided, that if the managing underwriter will advise the Company in writing that, in its opinion, the number of securities requested and otherwise proposed to be included in such offering exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company proposes to sell in such registration and second, the Registrable Securities of the Investor that the Investor has requested to be included in such registration, which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above. If a Required Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of Registrable Securities initially requesting such Required Registration, without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included by the holders of Registrable Securities pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.
     (d) Expenses. All expenses incurred by the Company in complying with this Section 10, including all registration and filing fees, printing expenses, fees and disbursements of counsel (including one counsel for all of the Holders) and independent public accountants for the Company, fees of the Financial Industry Regulatory Authority, listing or quotation fees, and fees of transfer agents and registrars, will be borne in full by the Company. The Investor will be responsible for all underwriting commissions, transfer taxes, discounts and fees with respect to Registrable Securities and the fees and expenses of accountants for the Investor and any counsel hired by the Investor in addition to the one counsel of the Holders paid for by the Company.
     (e) Listing. The Company will cause all Registrable Securities registered as provided in this Section 10 to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE or the NASDAQ stock market, as determined by the Company.
     (f) Indemnification. The Company will enter into customary and reasonable indemnification and contribution agreements with any underwriter and the Investor in the event of an underwritten offering.
Section 11. Survival. The representations and warranties of the Company contained in this Agreement or in any certificate delivered hereunder will terminate on and as of the Closing,

except for the representations and warranties set forth in Section 3(a) (organization and authority) and Section 3(b) (authorization), which will survive indefinitely.
Section 12. Notices. All notices, communications and deliveries required or permitted by this Agreement will be made in writing signed by the party making the same, will specify the Section of this Agreement pursuant to which it is given or being made and will be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:
     (a)  if to the Company, at:
Guaranty Financial Group Inc.
8333 Douglas Avenue
Dallas, Texas 75225
Attention: General Counsel
Facsimile No.: (214) 360-1941
with a copy (which will not constitute notice) to:
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attention: Glen J. Hettinger
Facsimile No.: (214) 855-8200
     (b)  if to the Investor, as set forth on Schedule 1.
or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 12. If notice is given pursuant to this Section 12 of any assignment to a permitted successor or assign of a party hereto, the notice will be given as set forth above to such successor or permitted assign of such party.
Section 13. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.
Section 14. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior written and prior or contemporaneous oral agreements and understandings between the parties with respect to the subject matter of this Agreement.
Section 15. Governing Law; Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY

PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR NEW YORK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
Section 16. Severability. If any provision of this Agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
Section 17. Expenses. Except as set forth herein, each of the Company and the Investor will pay its respective fees and expenses related to the transactions contemplated by this Agreement.
Section 18. Miscellaneous.
     (a) Construction.
(i) the word “or” will not be exclusive;
(ii) inclusion of items in a list will not be deemed to exclude other terms of similar import;
(iii) all parties will be considered to have drafted this Agreement together, with the benefit of counsel, and no provision will be strictly construed against any Person by reason of having drafted such provision;
(iv) the word “include” and its correlatives means to include without limitation;
(v) terms that imply gender will include all genders;
(vi) defined terms will have their meanings in the plural and singular case;
(vii) references to Sections, Articles, Annexes and Exhibits are to the Sections, Articles, Annexes and Exhibits to this Agreement;
(viii) financial terms that are not otherwise defined have the meanings ascribed to them under United States generally accepted accounting principles as of the date of this Agreement;

     (ix) the use of “will” as an auxiliary will not be deemed to be a mere prediction of future occurrences; and
     (x) the headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning of this Agreement.
     (b) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, when taken together, will constitute one and the same instrument.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

GUARANTY FINANCIAL GROUP INC.
By:	/s/ Ronald D. Murff
Ronald D. Murff,
Senior Executive Vice President and Chief Financial Officer

Signature Page to Investment Agreement

INVESTOR

[ ]

By:

Name:

Title:

Signature Page to Investment Agreement

Schedule 1
(See attached)

Exhibit A
Certificate of Designations
(See attached)